                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              PAULA Financial
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 PAULA FINANCIAL
                         300 NORTH LAKE AVE., SUITE 300
                               PASADENA, CA 91101




Jeffrey A. Snider
Chairman, President and
Chief Executive Officer


May 25, 2001


Dear Fellow Stockholder:

It is my pleasure to invite you to attend the PAULA Financial 2001 Annual Meeting of Stockholders. The meeting will be held on Wednesday, June 27, 2001 at 10:00 a.m. local time at the DoubleTree Hotel located at 191 N. Los Robles Avenue, Pasadena, California.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business and respond to your questions.

Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. I urge you to take a moment and vote your proxy in order to be certain your shares are represented at the meeting. Your proxy card includes instructions on how to vote via the Internet, telephonically or you can always sign, date, and promptly return the proxy card in the enclosed envelope.

I look forward to seeing you on June 27th.


Sincerely,

/s/ JEFFREY A. SNIDER
----------------------
  Jeffrey A. Snider

                                 PAULA FINANCIAL
                        300 NORTH LAKE AVENUE, SUITE 300
                           PASADENA, CALIFORNIA 91101

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 27, 2001

                             ----------------------

To The Stockholders of
PAULA Financial:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the "Company"), will be held at The DoubleTree Hotel, 191 N. Los Robles Avenue, Pasadena, California 91101, on June 27, 2001, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of directors to hold office until the 2004 Annual Meeting of Stockholders, and thereafter until a successor is elected and qualified;

     2. A proposal to increase the number of shares reserved for issuance under the Company's Amended and Restated 1997 Stock Incentive Plan by 700,000 shares; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 4, 2001 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company which are located at 300 North Lake Avenue, Suite 300, Pasadena, California 91101.


                                       By Order of the Board of Directors,

                                       /s/ JEFFREY A. SNIDER
                                       --------------------------------------
                                       Jeffrey A. Snider
                                       Chairman of the Board, Chief Executive
                                       Officer and President
Dated:  May 25, 2001

     PLEASE VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONICALLY. YOU MAY ALSO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE VOTE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                 PAULA FINANCIAL
                        300 NORTH LAKE AVENUE, SUITE 300
                           PASADENA, CALIFORNIA 91101

                             ----------------------

                                 PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 27, 2001

                             ----------------------

     The board of directors of PAULA Financial (the "Board of Directors") is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement is being mailed on or about May 25, 2001 to stockholders of PAULA Financial (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 27, 2001 (the "Annual Meeting"), or any adjournment or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, or voted via the Internet or telephonically, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the principal executive offices of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

     The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or by fax. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining such principals' instructions.

                                VOTING SECURITIES

     As of the close of business on May 4, 2001, 5,341,979 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by approximately 209 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

     A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super-majority vote is required under the Company's Bylaws. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class
III. Pursuant to the Certificate of Incorporation, the term of Class I directors expires at the 2001 Annual Meeting, the term of Class II directors expires at the 2002 Annual Meeting, and the term of Class III directors expires at the 2003 Annual Meeting. Pursuant to the Bylaws, at each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are duly elected and qualified.

INFORMATION CONCERNING NOMINEES

     The nominees for election as Class I directors are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of Ronald W. Waisner and Karl T. Hansen, both of whom currently serve as Class I Directors of the Company, to serve until the 2004 Annual Meeting and until their successors are elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person or persons, if any, as the Board of Directors may designate. The Board has no reason to believe that the nominees will be unavailable for election or unable to serve.

                                  2001 NOMINEES

                                                                                                   YEAR
                                                                                                COMMENCED          OTHER
                                                                                                SERVING AS A      CORPORATE
                           NAME AND PRINCIPAL OCCUPATION                                AGE      DIRECTOR       DIRECTORSHIPS
-----------------------------------------------------------------------------------     ---     ------------   ---------------
RONALD W. WAISNER (1)(2)(3) - CLASS I                                                   63          1992            None
    Mr. Waisner has served as a director of the Company since his election to the Board of Directors in November 1992. Prior to his retirement in 1991,
    Mr. Waisner worked for Continental Insurance Company beginning in 1959. His last position with Continental prior to retirement was Senior Vice President and Regional Manager of the Pacific Region responsible for insurance operations and marketing.

KARL T. HANSEN - CLASS I                                                                50          2001            None
     Mr. Hansen has served as a director of the Company since his appointment to the Board of Directors as of May 2001. Mr. Hansen joined the Company's Bly the office in 1984 as a salesman and began assuming management responsibilities within the agency in 1985. In 1994, Mr. Hansen was promoted to the position of Vice President of Pan American Underwriters. In
     1997, Mr. Hansen became a Senior Vice President and assumed responsibility for agency operations. On October 1, 2000, Mr. Hansen was promoted to the position of Executive Vice President for all agency operations. Mr. Hansen has been a director of the agency since 1994.

----------
(1)      Member of the Governance and Nominating Committee.
(2)      Member of the Executive Compensation Committee.
(3)      Member of the Audit Committee.


     The proposed nominees are not related by blood or marriage to any executive officer of the Company. Mr. Hansen is an executive officer of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS NAMED ABOVE.

                                     ITEM 2
                   INCREASE SHARES AUTHORIZED UNDER 1997 STOCK
                                 INCENTIVE PLAN

     The Board of Directors adopted the 1997 Stock Incentive Plan (the "1997 Plan") in March 1997 and the Stockholders of the Company approved it in April 1997. As of May 1, 2001, the Board of Directors approved the amendment and restatement of the 1997 Plan in its entirety, to increase the number of shares of Common Stock reserved for issuance under the 1997 Plan from 200,000 to 900,000 shares and to amend the 1997 Plan in certain other respects. The essential provisions of the 1997 Plan are outlined below. Stockholders wishing to obtain a copy of the actual plan document may do so by written request to the Company's Secretary.

     Under the 1997 Plan, all officers, directors, employees and independent consultants of the Company or any of its subsidiaries or affiliates are eligible to receive options and other awards tied to the value of the Company's common stock. The purpose of the 1997 Plan is to enable the Company to attract, retain and provide an incentive to employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors and consultants, to attract such directors and key consultants and further align their interests with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. Options granted under the 1997 Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Of the 200,000 shares of common stock authorized for grant under the 1997 Plan, 116,536 shares were available for grant as of March 31, 2001.

     The 1997 Plan is administered by the Executive Compensation Committee of the Board of Directors (the "Executive Compensation Committee"), which consists of non-employee directors appointed by the Board of Directors of the Company, except that grants to non-employee directors are made by the full Board of Directors. The Executive Compensation Committee has final and conclusive authority to select the employees and consultants to receive awards and to grant such awards. Subject to the provisions of the 1997 Plan, the Executive Compensation Committee has a wide degree of flexibility in determining the terms and conditions of awards, including the number of shares to be issued pursuant thereto, the exercise price thereof and conditioning the receipt of vesting of awards upon achievement by the Company of specified performance criteria.

     The table below shows, for each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Matters section of this Proxy Statement and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the 1997 Plan through May 4, 2001 together with the weighted average exercise price payable per share.

                               OPTION TRANSACTIONS

                                                  NUMBER OF SHARE                   WEIGHTED AVERAGE
      NAME AND PRINCIPAL POSITION              UNDERLYING OPTION GRANTS         EXERCISE PRICE PER SHARE
      ---------------------------              ------------------------         ------------------------
Jeffrey A. Snider                                       38,000                            $9.00
   Chairman of the Board, Chief
   Executive Officer and President

James A. Nicholson                                      16,500                             9.00
   Chief Financial Officer and
   Secretary

James J. Muza                                            6,000                             9.00
   Chief Actuary and Chief Investment
   Officer

Victor Gloria III                                        4,500                             9.00
   Senior Vice President -
   Claims Administration

Karl T. Hansen                                           4,000                             9.00
   Executive Vice President, Pan
   American Underwriters

All current executive officers as a                     69,000                             9.00
   group

All current directors who are not                        4,000                             9.00
   executive officers as a group

All employees, including current                         9,000                             5.46
   officers who are not executive
   officers, as a group

     The Board of Directors may amend the 1997 Plan at any time, subject to Stockholder approval in certain situations. The Board of Directors may also amend particular agreements evidencing awards under the 1997 Plan; provided, however, that if such amendment would impair the holder's rights then the holder's consent must be obtained unless prior to the date of a change in control the Executive Compensation Committee determines that such amendment is not likely to significantly diminish the benefits of the holder. The Executive Compensation Committee may determine whether an amendment to a previously granted award is deemed to be a cancellation and new grant of the award. Unless sooner terminated by the Board, no options or other equity-related awards may be made under the 1997 Plan after March 2007.

     Awards under the 1997 Plan are not restricted to any specified form or structure, and may be issued or exercisable for any lawful consideration as determined by the Executive Compensation Committee, including services. The Executive Compensation Committee may also determine whether and to what extent the vesting or issuance of awards under the Plan may accelerate, including in connection with a change in control. Unless otherwise provided by the Executive Compensation Committee in the agreement evidencing any particular award, options granted under the 1997 Plan shall have an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, the term of the option will be ten years from the date of grant and the option will not be transferable other than in accordance with the laws of descent and distribution. Options generally expire thirty days following the date on which an optionee ceases to be eligible to participate under the 1997 Plan for any reason other than death or disability and expire one year following such date in the event the optionee ceases to be eligible to participate because of death or disability.

     In connection with the option exchange program described in the Executive Compensation Committee Report to Stockholders on Executive Compensation section of this Proxy Statement, the Company is offering holders of options outstanding under the 1997 Plan, including directors and executive officers, an exchange program whereby outstanding options may be surrendered in exchange for a direct stock issuance under the 1997 Plan. The number of shares subject to each direct stock issuance equals the number of shares subject to the option or options surrendered by the option holder, and that each option holder's direct stock issuance will vest as follows: one-third will be vested on the date of the exchange and subject to the option holder's continued service with the Company, one-third will become vested on each of the first and second anniversaries of such date.

     The Executive Compensation Committee does not yet have any specific plans to utilize the additional shares of Common Stock that would become available under the 1997 Plan if the stockholders approve this proposal. However, the Executive Compensation Committee does intend to grant options relating to the shares that are subject to this proposal to employees, including the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Matters section of this Proxy Statement, and non-employee directors shortly after the Annual Meeting if this proposal is approved by the stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are either "qualifying" or "disqualifying." A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale of the shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income and the Company will be entitled to take a deduction for such amount. Any additional gain or loss recognized upon disposition will be taxable as capital gain or loss to the optionee.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, and the Company will be entitled to take a corresponding deduction, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section

83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     DIRECT STOCK ISSUANCE. The tax principles applicable to direct stock issuances will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, the Company expects that all compensation deemed paid with respect to those options will remain deductible without limitation under Code Section 162(m).

     In addition to the 1997 Plan, the Company also maintains the 1994 Stock Incentive Plan (the "1994 Plan" and, collectively with the 1997 Plan, the "Plans"), under which officers, directors, employees and consultants are also eligible to receive options and other awards tied to the value of the Company's Common Stock. Of the 550,000 shares of common stock authorized for grant under the 1994 Plan, 194,100 shares were available for grant as of March 31, 2001. Also, in addition to awards granted under the Plans, the Company has also granted options to purchase an aggregate of 376,000 shares of Common Stock outside the Plans to eight directors and executive officers of which options to purchase an aggregate of 318,000 shares remain outstanding. These grants were made pursuant to written agreements with terms substantially similar to those set forth in the Plans.

     The Company wishes to continue to provide an equity-based incentive to those individuals who continue to have an interest and an impact on the operations of the Company. The proposal before the Stockholders is to increase the number of shares of common stock authorized under the 1997 Plan by 700,000 to a total authorization of 900,000.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCREASE IN SHARES AUTHORIZED UNDER THE 1997 PLAN AS DESCRIBED ABOVE.

                        INFORMATION CONCERNING DIRECTORS

     Set forth below are the Class II and Class III directors whose terms do not expire this year, along with certain information regarding these directors.


                                                                                     YEAR COMMENCED       OTHER
                                                                                      SERVING AS A      CORPORATE
                      NAME AND PRINCIPAL OCCUPATION                          AGE       DIRECTOR        DIRECTORSHIPS
-------------------------------------------------------------------------    ---     --------------   ----------------
JOEL W. GEDDES, JR. - CLASS II                                                50          2001        CAPAX Management
    Mr. Geddes has served as a director of the Company since his                                      & Insurance
    appointment to the Board of Directors as of May 2001. Mr. Geddes                                  Services
    has 27 years experience in the insurance brokerage business. Since
    1993 he has held the position of Chairman and Chief Executive                                     InsureTrade.com
    Officer of CAPAX Management & Insurance Services. From 1973 to
    1993, Mr. Geddes held various management positions within the                                     Pacific Network
    insurance brokerage business. Mr. Geddes has been a director of                                   Group
    PAULA Trading Company since 1998.

JERRY M. MILLER (1)(2)(3) - CLASS II                                          60          1992              None
    Mr. Miller has served as a director of the Company since his election to the Board of Directors in November 1992. Mr. Miller is a
    Certified Public Accountant and was an audit partner with KPMG LLP from 1974 until his retirement in 1991.

JAMES A. NICHOLSON - CLASS II                                                 56          1986              None
    Mr. Nicholson has served as a Senior Vice President and Chief
    Financial Officer of the Company since April 1988. Mr. Nicholson is currently the Corporate Secretary and has served as the Corporate
    Secretary at different intervals since 1986. He was first elected to the Company's Board of Directors in 1986. Mr. Nicholson has been an employee of the Company since 1972.

ROBERT ANDERSON (3) - CLASS III                                               58          2001        The Enterprise of
    Mr. Anderson has served as a director of the Company since his                                    American Insurance
    appointment to the Board of Directors as of May 2001. In 1974 Mr.                                 Agents
    Anderson took over the ownership of Anderson & Anderson Insurance
    Brokers, Inc. In 1997 he sold Anderson & Anderson to Aon, where he subsequently led the Aon  Advantage Group until his retirement in
    1999. Beginning in 2001, Mr. Anderson assumed the position of
    President and owner of Insurance Technology Ventures, LLC.


                                                                                     YEAR COMMENCED       OTHER
                                                                                      SERVING AS A      CORPORATE
                      NAME AND PRINCIPAL OCCUPATION                          AGE       DIRECTOR        DIRECTORSHIPS
-------------------------------------------------------------------------    ---     --------------   ----------------
JAMES G. PARKER, III - CLASS III                                              52          2001        CAPAX


    Mr. Parker has served as a director of the Company since his                                      Management %
    appointment to the Board of Directors as of May 2001. Since 1992,                                 Insurance Services
    Mr. Parker has been President of James G. Parker Insurance
    Associates, Inc. From 1978 to 1992, Mr. Parker held various other                                 InsureTrade.com
    management positions with James G. Parker Insurance Associates,                                   James G. Parker
    Inc. Mr. Parker has been a director of PAULA Trading Company since                                Insurance
    1998.                                                                                             Associates, Inc.

                                                                                                      Pacific Network
                                                                                                      Group

JEFFREY A. SNIDER - CLASS III                                                 49           1992       InsureTrade.com
    Mr. Snider has been Chairman of the Board of Directors, President
    and Chief Executive Officer of the Company since December 1994.  Mr.                              Montlake
    Snider is also the founder and Chairman of the Board of Directors of                              Insurance
    InsureTrade.com. Mr. Snider joined the Company in 1975 and served                                 Holdings
    as President and Chief Executive Officer of the Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of Directors in June 1988. From
    January 1989 until July 1990, Mr. Snider served as director of the
    Jimmy Carter Work Project of Habitat for Humanity International Inc.
    in San Diego, California and Tijuana, Mexico. In July 1990, Mr. Snider
    accepted a position as Executive Vice President and Chief Operating Officer
    of Habitat, serving in that position until December 1993, when he returned as President and Chief Executive Officer of the Company's insurance subsidiaries. Mr. Snider was re-elected to the Company's Board of Directors in November 1992.

--------------
(1)      Member of the Governance and Nominating Committee.
(2)      Member of the Executive Compensation Committee.
(3)      Member of the Audit Committee.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Audit Committee, Capital Planning/Investment Policy Committee, Committee of the Chair, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

     The Audit Committee held four meetings during fiscal year 2000. The members of the Audit Committee during fiscal year 2000 were Messrs. Miller, Waisner and John B. Clinton (who resigned from the Board of Directors as of October 2000). The Audit Committee currently consists of Messrs. Anderson, Miller and Waisner, who are all independent Directors, as defined under the National Association of Securities Dealers, Inc. listing standards. The Audit Committee's functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A.

     The members of the Executive Compensation Committee during fiscal year 2000, which held two meetings, were Messrs. Miller, Waisner and Clinton. Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

     The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the Company's Bylaws. The Bylaws require that a stockholder notify the Company of the stockholder's intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Such notice must include specific information concerning the proposed nominee. Stockholders considering proposing nominees for election to the Board of Directors can contact James A. Nicholson, the Company's Corporate Secretary, to obtain a copy of the Company's Bylaws.

     During fiscal year 2000, the Board of Directors met three times. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $10,000 per year, plus a $500 fee per meeting and is eligible for grants under the Company's 1997 Plan. Effective concurrent with the Annual Meeting, the director fee will be increased to $16,000 per year and the meeting fee will be increased to $750 per meeting. These directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least four board meetings will be held during each calendar year.

     All of the following option grants were made pursuant to the Company's 1994 Plan. On January 1, 1995 Messrs. Miller and Waisner were each granted options to purchase 5,500 shares of the Company's Common Stock at an exercise price of $9.03 per share (the fair market value of the Common Stock as determined by an independent appraisal). On February 1, 1996, Messrs. Miller and Waisner were each granted options to purchase 5,500 shares at an exercise price of $7.88 per share (the fair market value as determined by an independent appraisal). On October 26, 1996 Messrs. Miller and Waisner were each granted options to purchase 4,000 shares at an exercise price of $9.50 (the fair market value of the Common Stock as determined by the Board of Directors on such date). The first two option grants had a term of five years and vested immediately. The third option grant had a term of ten years and vested immediately. In the fourth quarter of 1999, the term of the first option grant was extended one year.

     On April 1, 1998, Messrs. Geddes and Parker were each granted options to purchase 8,500 shares of the Company's Common Stock at an exercise price of $23.13 per share. The option grants had a term of ten years and vested over a period of three years. The option grants were made pursuant to the Company's 1994 Plan. Additionally, on January 4, 1999, Mr. Parker was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. The option grant had a term of ten years and vested over a three year period. This option grant was made pursuant to the Company's 1997 Plan.

                      OWNERSHIP OF THE COMPANY'S SECURITIES


PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 15, 2001, information as to the ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each executive officer of the Company named below and (iv) all named executive officers and directors as a group.

                    NAME AND ADDRESS                                  NUMBER OF SHARES                  PERCENT OF
                   OF BENEFICIAL OWNER                               BENEFICIALLY OWNED(1)          CLASS OUTSTANDING
------------------------------------------------------------         ---------------------          -----------------
NAMED EXECUTIVE OFFICERS AND
   DIRECTORS:

Jeffrey A. Snider(2)                                                       527,324(3)                              9.1

James A. Nicholson(2)                                                      212,802(4)                              3.9

James J. Muza(2)                                                            10,280(5)                                *

Victor Gloria, III(2)                                                      116,927(6)                              2.2

Karl T. Hansen(2)                                                           30,816(7)                                *

Joel W. Geddes, Jr.                                                         11,000(8)                                *
507 Hartley Drive
Modesto, CA 95356

Jerry M. Miller                                                             12,000(9)                                *
10205 Imperial Pointe Avenue
Las Vegas, NV 89134

James G. Parker, III                                                        16,600(10)                               *
5377 N. Fresno
Fresno, CA 93710

Ronald W. Waisner                                                            7,000(11)                               *
113 Patton Court
Folsom, CA 95630

All executive officers and directors as a group (10 persons)               944,749(12)                            15.9


OTHER BENEFICIAL OWNERS:

Commercial Union Insurance Company                                         423,712(13)                             7.9
One Beacon Street
Boston, MA  02108

                    NAME AND ADDRESS                                  NUMBER OF SHARES                  PERCENT OF
                   OF BENEFICIAL OWNER                               BENEFICIALLY OWNED(1)          CLASS OUTSTANDING
------------------------------------------------------------         ---------------------          -----------------
Dimensional Fund Advisors                                                 387,800                                  7.3
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
                                                                                                                  11.1
FMR Corp.                                                                 591,800(15)
82 Devonshire Street
Boston, MA 02109
                                                                                                                   7.7
MetLife, Inc.                                                             413,716(16)
 (Conning & Company)
One Madison Avenue
New York, NY  10010-3690

Philo Smith                                                               756,800(17)                             14.2
695 East Main Street
Stamford, CT  06901

-------------
*        Less than 1%

(1) Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.
(2) Such person's address is care of PAULA Financial, 300 N. Lake Avenue, Suite 300, Pasadena, CA 91101.
(3) Includes (i) options to purchase 438,000 shares of Common Stock and (ii) 2,924 shares which are held in the Company's 401(k) plan over which Mr. Snider has shared voting power and sole dispositive power.
(4) Includes (i) options to purchase 79,500 shares of Common Stock, (ii) 125 shares held by Mr. Nicholson's son and (iii) 63,867 shares which are held in the Company's 401(k) plan over which Mr. Nicholson has shared voting power and sole dispositive power.
(5) Includes (i) options to purchase 6,000 shares of Common Stock and (ii) 2,000 shares which are held in the Company's 401(k) plan over which Mr. Muza has shared voting power and sole dispositive power.
(6) Includes (i) options to purchase 31,700 shares of Common Stock and (ii) 47,355 shares which are held in the Company's 401(k) plan over which Mr. Gloria has shared voting and sole dispositive power.
(7) Includes (i) options to purchase 12,200 shares of Common Stock and (ii) 12,810 shares which are held in the Company's 401(k) plan over which Mr. Hansen has shared voting and sole dispositive power.
(8)  Includes options to purchase 8,500 shares of Common Stock.
(9)  Includes options to purchase 4,000 shares of Common Stock.
(10) Includes options to purchase 12,500 shares of Common Stock.
(11) Includes options to purchase 4,000 shares of Common Stock.
(12) Includes options to purchase 596,400 shares of Common Stock and 128,956 shares which are held in the Company's 401(k) plan.
(13) Based on information contained in a Schedule 13G filed on February 16, 1999. The holder has shared voting and dispositive power over all of the shares.
(14) Based on information contained in a Schedule 13G filed on February 2, 2001.
(15) Based on information contained in a Schedule 13G filed on February 14, 2001. FMR Corp. has no voting and sole dispositive power over all the shares.

(16) Based on information contained in a Schedule 13G filed on February 14, 2001. Includes all shares of Common Stock held by Conning & Company, a subsidiary, and shares held by the following entities each of which is an affiliate of Conning & Company: Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III. Such entities hold shared voting and investment power over the shares.
(17) Based on information provided by Mr. Smith on April 27, 2001. Includes shares held by various investment companies and partnerships in which Mr. Smith has an ownership interest. Mr. Smith has shared voting and dispositive power with respect to the shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 2000.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee is currently composed of two members, Messrs. Miller and Waisner. None of the past or current members of the Committee is or has been an employee or officer of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

                               EXECUTIVE OFFICERS

     The following table sets forth the current executive officers who are not directors of the Company:

                                    NAME                                        CAPACITIES IN WHICH SERVED      AGE
----------------------------------------------------------------------------    --------------------------      ---
JAMES J. MUZA                                                                   Chief Actuary, Chief              48
    Mr. Muza joined the Company in July, 1998, assuming the position of            Investment Officer and
    Vice President and Chief Actuary of PAULA Insurance Company ("PICO"),          Senior Vice President
    the Company's workers' compensation insurance subsidiary. In
    September, 1999, Mr. Muza was promoted to the position of Senior
    Vice President and also became the Company's Chief Investment
    Officer. Prior to joining the Company, Mr. Muza worked for
    California Casualty Management Company for over 14 years, last serving as Senior Vice President - Actuarial & Product Development.
    Mr. Muza is a Fellow of the Casualty Actuarial Society and a Member
    of the American Academy of Actuaries. Mr. Muza was first elected to the PICO Board of Directors in May 2000.

VICTOR GLORIA III                                                               Senior Vice President             46
    Mr. Gloria has been with the Company since 1972 and has served in the
    Workers' Compensation Claims Department of PICO for the majority of that time. He has served as Manager of that Department since 1987 and was appointed Senior Vice President of PICO in 1987. Mr. Gloria has obtained the certificated designation of Associate in Claims.
    Mr. Gloria was first elected to the PICO Board of Directors in April
    1987

JAMES M. HANNAH                                                                 Senior Vice President             52
    Mr. Hannah joined the Company in March 1995, assuming the position of
    Vice President and Chief Underwriting Officer of PICO. Mr. Hannah became a Senior Vice President in March 1998. Prior to joining the Company,
    Mr. Hannah served as Vice President of American Home Assurance Co., a property and casualty insurance company, Manager of New Hampshire
    Insurance Co. from January 1993 to November 1993 and as Vice
    President of SAIF Corporation, the Oregon State insurance fund, for nine years prior to that time. Mr. Hannah was first elected to the
    PICO Board of Directors in April 1995.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION

     The following table sets forth summary information regarding the compensation earned by the Chief Executive Officer and the four other most highly compensated officers of the Company whose salary and bonus for the fiscal year ended December 31, 2000 was in excess of $100,000 (the "Named Executive Officers") for services in all capacities to the Company for the three years ended December 31, 2000.


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                         ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                 -----------------------------------       ------------------------
                                                                           RESTRICTED    SECURITIES
     NAME AND PRINCIPAL                                                      STOCK       UNDERLYING      ALL OTHER
         POSITION                YEAR       SALARY          BONUS(1)        AWARDS($)    OPTIONS (#)   COMPENSATION(2)
--------------------------       ----      --------         --------       ---------     -----------   ---------------
Jeffrey A. Snider                2000      $360,000         $     -             --            --          $33,215
   Chairman of the Board,        1999       360,000               -             --         38,000          16,211
   Chief Executive Officer       1998       360,000         250,000             --            --           22,797
   and President

James A. Nicholson
   Chief Financial Officer       2000      $216,000       $      -              --            --           $4,860
   and Secretary                 1999       183,000              -              --         16,500          21,299
                                 1998       180,000        100,000              --            --            6,094

James J. Muza                    2000      $200,000         $7,500              --            --           $5,100
   Chief Actuary and Chief       1999       200,000          5,000              --          6,000           2,067
   Investment Officer            1998       100,000         20,000              --            --                -

Victor Gloria III                2000      $156,000        $49,000              --            --           $4,108
   Senior Vice President -       1999       129,000          1,000              --          4,500           5,178
   Claims Administration         1998       126,000         10,000              --            --            4,286

Karl T. Hansen                   2000      $153,000      $       -              --            --           $4,125
   Executive Vice President,     1999       134,000         20,000              --          4,000           4,589
   Pan American Underwriters     1998       121,000         52,000              --            --            5,262

--------------
(1) Since January 1, 1996, the annual bonuses paid to Messrs. Snider and Nicholson have been determined and paid early in the year following the year to which the bonus relates since the bonus is based on company-wide results for the previous year. Bonuses paid in 1998 related to 1997 results. No bonuses were paid to Messrs. Snider and Nicholson in 2000 relating to 1999 results or in 2001 relating to 2000 results.

(2) Amounts in this column consist of one or more of the following: contributions by the Company to the Employee Stock Ownership Plan ("ESOP") and increases in ESOP allocations, matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the Named Executive Officers in 2000.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 2000 by each of the Named Executive Officers. None of such Named Executive Officers exercised options during 2000.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR END (#)         FISCAL YEAR END ($) (1)
                                                          ----------------------------   ---------------------------
NAME                                                      EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                      -----------    -------------   -----------   -------------
Jeffrey A. Snider....................................        419,000         19,000      $    -         $    -
James A. Nicholson...................................         71,250          8,250           -              -
James J. Muza........................................          3,000          3,000           -              -
Victor Gloria III....................................         29,450          2,250           -              -
Karl T. Hansen.......................................         10,200          2,000           -              -

--------------
(1) Based upon the closing price on the Nasdaq Stock Market of the Common Stock on December 31, 2000 ($1.66 per share).


EMPLOYMENT/CHANGE OF CONTROL AGREEMENTS

     The Company (acting through the Executive Compensation Committee) and Mr. Snider have entered into a Change in Control Agreement. The Agreement sets forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company without cause within 24 months of a change of control of the Company. In such event, Mr. Snider will receive a lump-sum payment equal to the sum of (i) three times his annual salary plus (ii) his target bonus for the year in which the termination occurs. This payment will be increased to cover excise (but not income) taxes which are incurred by Mr. Snider as a result of the payment. In addition, upon such event, Mr. Snider's then unvested stock options will become fully vested and he will receive continuation of certain employee benefits for three years after the termination date. In August 2000, a similar Change in Control Agreement was entered into with Mr. Nicholson. The terms of Mr. Nicholson's agreement are consistent with Mr. Snider's except that the lump-sum payment is based on two times his annual salary.

     The Company believes that providing agreements of this nature to Messrs. Snider and Nicholson is appropriate and standard practice within the industry and is a useful tool for recruitment and retention. The Company is not currently involved in discussions with respect to any transactions which could cause the provisions of these agreements to be triggered.

     No Named Executive Officer is a party to an employment agreement with the Company.

     No Named Executive Officer, except for Mr. Hansen, is a party to a non-compete agreement with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN PROGRAM

     The Company has implemented a key employee/consultant loan program which provides funds exclusively for the borrowers' purchase of its Common Stock. The Company is authorized to issue loans of up to an aggregate of $1,000,000. The loans are full recourse, bear interest at the rate of 8 1/2% per annum, payable quarterly, have a three year maturity and are secured by the stock purchased. The loan program was reviewed and approved by the Executive Compensation Committee. As of December 31, 2000, among others, Messrs. Geddes, Muza, Nicholson and Hansen were indebted to the Company in the principal amounts of $20,000, $20,000, $50,000 and $50,000, respectively, for loans made under the program.

SERVICE AGREEMENT

     Effective January 1, 2001, the Company entered into a one-year service agreement with InsureTrade.com. InsureTrade.com is a subscription based, Internet enabled, supply chain management solution that facilitates property and casualty insurance transactions. During the year 2001, the Company anticipates paying InsureTrade.com approximately $36,000 for services rendered pursuant to the agreement. Mr. Snider, the Chairman and Chief Executive Officer of the Company, is also the founder and Chairman of InsureTrade.com.

PERFORMANCE GRAPH

     THE PERFORMANCE GRAPH SHOWN BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The graph shows the Company's total return to stockholders compared to the Nasdaq Stock Market Index(1) and a peer group index(2) over the period from October 24, 1997 (the day the Common Stock of the Company commenced trading on the Nasdaq Stock Market) to December 31, 2000.

            COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL,
                 NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX

-------------------------------------------------------------------------------------------
Total Return Analysis
                              10/24/1997   12/31/1997  12/31/1998  12/31/1999  12/31/2000
-------------------------------------------------------------------------------------------
Paula Financial                  $100         $96          $40         $26          $7
-------------------------------------------------------------------------------------------
S&P Insurance (Prop. &           $100        $105         $109        $113        $176
Casualty)
-------------------------------------------------------------------------------------------
Nasdaq Composite                 $100         $95         $134        $243        $148
-------------------------------------------------------------------------------------------

--------
  (1) Includes all issues trading over the Nasdaq Stock Market during the period from October 24, 1997 through December 31, 2000, weighted annually by market capitalization (shares outstanding multiplied by stock price).

  (2) An index compiled and published by Standard & Poors Corporation ("S&P") comprised of the eight property-casualty insurance companies included in the S&P 500 at December 31, 2000, weighted annually by market capitalization (shares outstanding multiplied by stock price).

     The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

     Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the S&P Insurance (Property & Casualty) index on September 30, 1997 (the best information available for that index). The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 2000.

EXECUTIVE COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS ON EXECUTIVE
COMPENSATION

     THE REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE GIVEN BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The Executive Compensation Committee, currently comprised of two non-employee directors, is responsible for establishing the base salary and other compensation of the Company's Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Miller and Waisner in their capacity as the Board's Executive Compensation Committee, addressing the Company's compensation policies for fiscal year 2000 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Named Executive Officers").

     COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

     The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

     SALARIES AWARDED TO THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE
     OFFICERS

     The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider. The Executive Compensation Committee has also established a policy of paying annual bonuses to the Company's senior executive officers, including Mr. Snider, early in the year following the year to which the bonuses relate since the bonus is determined in large part upon company-wide results for the previous year.

     In evaluating the performance and setting the compensation of Mr. Snider and approving the compensation of the other Executive Officers based on results for fiscal 2000, the Executive Compensation Committee's primary consideration was the Company's disappointing financial results for the year. The Executive Compensation Committee views increasing earnings per share and operating income while maintaining or improving the Company's return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance. The Executive Compensation Committee also views successful implementation of material transactions, such as mergers and acquisitions, as worthy of special consideration. In light of the Company's 2000 results, the Executive Compensation Committee chose to award no annual bonus to Mr. Snider and to not increase any other form of compensation to Mr. Snider for 2000.

     Mr. Snider determines the base salaries and annual bonuses for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions, the respective Executive Officers, contributions to the Company and any bonus pool established for this purpose by the Executive Compensation Committee.

     In the second quarter of 2001, the Company (through the Executive Compensation Committee and the Board) approved a program (the "Exchange Program") to permit holders of outstanding options, including executive officers, to surrender their options outstanding under the 1994 Plan and the 1997 Plan and to receive in exchange shares of common stock (the "Restricted Stock"). The Exchange Program permits current employees, directors and consultants to exchange all or any portion of an outstanding option and to receive Restricted Stock. The number of shares of Restricted Stock granted to each option holder who participates in the Exchange Offer equals the number of shares that were subject to his or her cancelled options. The Restricted Stock will vest as follows: one-third on the date of issuance, and subject to the recipient's continued service to the Company, one-third on each of the first and second anniversaries thereof.

     The Executive Compensation Committee approved the Exchange Program because it is philosophically committed to the concept of employees (including executive officers) as owners. In light of the recent stock market volatility, the Executive Compensation Committee felt it appropriate to offer the option Exchange Program. The Executive Compensation Committee intends to provide long-term incentives to employees and executive officers through grants of stock options under the 1997 Plan shortly following the Annual Meeting. Such grants, together with the Exchange Program, help advance the Company's compensation and employee ownership philosophy.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal year 2001 will exceed that limit.

                  THE EXECUTIVE COMPENSATION COMMITTEE

                  Jerry M. Miller
                  Ronald W. Waisner

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

     THE REPORT OF THE AUDIT COMMITTEE GIVEN BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K for that year.

     The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

     The Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                  THE AUDIT COMMITTEE

                  Jerry M. Miller
                  Ronald W. Waisner


                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has been selected as the Company's independent public accountants for fiscal year 2001. A representative of KPMG LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

     The following is information related to fees paid to KPMG LLP in fiscal
2000:

     AUDIT FEES

     An aggregate of $206,850 was billed for professional services rendered for the audit of the Company's annual financial statements and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation.

     ALL OTHER FEES

     Fees billed to the Company by KPMG LLP for all other non-audit services rendered to the Company, including tax related services totaled $72,500.

     The Audit Committee considered whether the provision of non-audit services rendered by KPMG LLP to the Company was compatible with maintaining KPMG LLP's independence.


                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's Proxy Statement relating to, and for the consideration at, the 2002 Annual Meeting of Stockholders, by submitting their proposals to the Company in a timely manner. Such proposals will be so included if received at the Company's principal executive offices no later than January 25, 2002 and otherwise complying with the requirements of Rule 14a-8.

     Furthermore, the Company's bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2002 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice. The advance notice provisions provide, among other things, that notice of any nomination or proposal received by the Company's Secretary at the Company's principal executive offices no later than ninety (90) days in advance of the 2002 Annual Meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of the Company's bylaws (and which does not comply with the requirements of Rule 14a-8).

                                  ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 2000 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 2000 Annual Report, which includes financial statements, please contact PAULA Financial - Investor Relations, 300 North Lake Avenue, Suite 300, Pasadena, California 91101, and a copy will be promptly sent to you.

                                  MISCELLANEOUS

     The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.


                                       By the order of the Board of Directors,


                                       /s/ JEFFREY A. SNIDER
                                       -------------------------------
                                       Jeffrey A. Snider
                                       Chairman of the Board, Chief
                                       Executive Officer and President

Pasadena, California
May 25, 2001

                                                                      Appendix A

                                                                    May 23, 2000


                                 PAULA FINANCIAL

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.       Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

         Monitor the independence and performance of the Company's independent auditors.

         Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In

                                                                      Appendix A

                                                                    May 23, 2000


addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     Audit Committee Responsibilities and Duties

REVIEW PROCEDURES

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management, and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                                                                      Appendix A

                                                                    May 23, 2000


8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE

11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary and appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 PAULA FINANCIAL
                        300 North Lake Avenue, Suite 300
                          Pasadena, California 91101

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL


      The undersigned hereby appoints Jeffrey A. Snider and James A. Nicholson, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designed below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on May 4, 2001, at the Annual Meeting of Stockholders to be held on June 27, 2001 and any postponements or adjournments thereof.


      PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS
INDICATED: HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND FOR THE OTHER LISTED PROPOSALS.






-------------------------------------------------------------------------------
                               ^ FOLD AND DETACH HERE ^

                                                              Please mark
                                                              your votes as  /x/
                                                              indicated in
                                                              this example

                            For the nominees listed     WITHHOLD AUTHORITY
                            below (except as marked     to vote for the nominees
                            to the contrary below),     listed below

1. Election of Director            /  /                        /  /


INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name in the list below.

01 KARL T. HANSEN  02 RONALD W. WAISNER


                                                       FOR    AGAINST    ABSTAIN

2. To approve the amendment to the Company's 1997
   Stock Incentive Plan, as more fully described in    / /      / /        / /
   the accompanying proxy statement.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is , made, this proxy will be voted FOR the nominees listed in Item 1 and FOR the other listed proposals.

                                           YES                  NO

Do you plan to attend the meeting?         / /                  / /

        Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.

        Dated                                                           , 2001
               -------------------------------------------------------


        ------------------------------------------------------
                                                    Signature

        ------------------------------------------------------
                                     Signature if held jointly




-------------------------------------------------------------------------------
                               ^ FOLD AND DETACH HERE ^


                        Vote by Internet or Telephone or Mail
                            24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

   Your telephone or Internet vote authorized the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------      ------------------------------------------       ---------------------------
          Internet                                       Telephone                                     Mail

http://www.proxyvoting.com/PFCO                       1-800-840-1208
  Use the internet to vote your                Use any touch-tone telephone to                 Mark, sign and date
  proxy. Have your proxy card in                vote your proxy. Have your proxy                   your proxy card
  hand when you access the web                 in hand when you call. You will                          and
  site. You will be prompted to enter          be prompted to enter your control                  return it in the
  your control number, located in              number, located in the box below,                enclosed postage-paid
  the box below, to create and                 and then follow the directions given.                  envelope
  submit an electronic ballot.
--------------------------------------      ------------------------------------------       ---------------------------

                     If you vote your proxy by Internet or by telephone,
                         you do NOT need to mail back your proxy card.